Exhibit 2.1

Execution Version

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “First Amendment”) is entered into as of July 27, 2021 (the “Effective Date”), by and among Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“SPAC”), Tritium DCFC Limited, an Australian public company limited by shares (“NewCo”), Hulk Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Tritium Holdings Pty Ltd, an Australian proprietary company limited by shares (the “Company” and, together with SPAC, NewCo, Merger Sub and the Company, collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of May 25, 2021 (as may be amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 10.05 thereof as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.    Amendment.

(a)     Section 9.03(e) of the Agreement is hereby amended and restated in its entirety as follows:

        “(e)     Minimum Cash. The amount of Trust Cash plus the amount of cash proceeds to NewCo resulting from any private placements of NewCo Ordinary Shares consummated in connection with the Closing and in accordance with Section 7.03 of this Agreement shall not be less than $200,000,000.”

(b)    A new Section 8.09(c) is hereby added to the Agreement as follows:

        “(c)    Notwithstanding the generality of the foregoing, prior to the Closing, NewCo shall use its reasonable best efforts to consummate any private placements of NewCo Ordinary Shares permitted in accordance with Section 7.03 of this Agreement, and SPAC and the Company shall cooperate with NewCo in such efforts. Each of NewCo, the Company and SPAC shall use its reasonable best efforts to maintain each subscription agreement related to any such private placement in full force and effect (and NewCo, the Company and SPAC shall not take any action to cause any such subscription agreement not to be in full force and effect and shall not refrain from taking any commercially reasonable action necessary to maintain each such subscription agreement in full force and effect). None of NewCo, the Company or SPAC shall, without the prior written consent of the other Parties, permit or consent to any amendment, supplement or modification to any such subscription agreement if such amendment, supplement or modification (x) reduces the aggregate amount of proceeds contemplated by the private placements, (y) amends the conditions precedent to the obligations of the investors to consummate the private placements in a manner that would reasonably be expected to materially delay or prevent the closing of the private placements or (z) otherwise adversely impacts NewCo, SPAC or the Company in any material respect.”

2.    Confirmation. Except as otherwise provided herein, the provisions of the Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this First Amendment.

3.    Governing Law; Waiver of Jury Trial. Section 11.06 and Section 11.07 of the Agreement are hereby incorporated by reference into this First Amendment, mutatis mutandis.

4.    Headings. The descriptive headings contained in this First Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this First Amendment.

5.    Counterparts. This First Amendment may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, SPAC, NewCo, MergerSub and the Company have caused this First Amendment to be executed as of the Effective Date by their respective officers thereunto duly authorized.

DECARBONIZATION PLUS ACQUISITION CORPORATION II

By	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

TRITIUM HOLDINGS PTY LTD

By	/s/ Trevor C. St. Baker
Name:	Trevor C. St. Baker
Title:	Chairman

By	/s/ Mark Anning
Name:	Mark Anning
Title:	Company Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

TRITIUM DCFC LIMITED

By	/s/ Trevor C. St. Baker
Name:	Trevor C. St. Baker
Title:	Director

By	/s/ Mark Anning
Name:	Mark Anning
Title:	Company Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

HULK MERGER SUB, INC.

By	/s/ Trevor C. St. Baker
Name:	Trevor C. St. Baker
Title:	Director

SIGNATURE PAGE TO

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT